                                                                  EXHIBIT 99.2.1



                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                        RAYTHEON AIRCRAFT SERVICES INC.

                                      AND

                            MERCURY AIR GROUP, INC.

                                    INDEX

     Article                                                             Page
     -------                                                             ----
     I             ACQUISITION OF ASSETS                                    1

     II            ASSUMPTION OF LIABILITIES                                2

     III           PURCHASE PRICE                                           3

     IV            CONDITIONS TO CLOSING                                    5

     V             CLOSING                                                  7

     VI            CONDITION OF ASSETS                                      9

     VII           INDEMNIFICATIONS                                         9

     VIII          REPRESENTATIONS AND WARRANTIES BY RAS                   12

     IX            REPRESENTATIONS AND WARRANTIES BY MERCURY               16

     X             PUBLIC DISCLOSURE                                       17

     XI            SALES, PURCHASE, OR USE TAX                             17

     XII           COVENANTS OF RAS AND MERCURY                            18

     XIII          DEFAULT BY MERCURY                                      20

     XIV           RECORDS                                                 21

     XV            AMENDMENTS TO REPRESENTATIONS AND                       22
                   WARRANTIES AND EXHIBITS

     XVI           MISCELLANEOUS                                           22

                   SIGNATURES                                              25

   Exhibits
   --------
   A                  LEASES

   B                  LIST OF RAS ASSETS

   C                  EXCLUDED ASSET LIST

   D                  SUBLEASES

   E                  CONTINUING CONTRACTS

   F                  RAS SCHEDULE OF EXCEPTIONS

   G                  PURCHASE PRICE ADJUSTMENT SCHEDULE

   H                  PURCHASE PRICE ALLOCATION SCHEDULE

   I                  KEY CUSTOMER LIST

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is made and entered into effective as of the date of its execution by the last of the parties hereto to execute the same ("Effective Date"), by and between Raytheon Aircraft Services, Inc., a Kansas corporation ("RAS"), and Mercury Air Group, Inc., a New York corporation ("Mercury").

                              W I T N E S S E T H:

         WHEREAS, RAS owns an interest in certain real estate leases, with improvements, fixtures and personal property located at the airports in Corpus Christi, Texas; Addison, Texas; Ontario, California; Peachtree DeKalb, Georgia; Hartsfield, Georgia; and Bedford, Massachusetts ("Airports"); and

         WHEREAS, RAS is a fixed base operator, providing fuel and line services, and operating aircraft repair and service facilities at the Airports; and

         WHEREAS, Mercury desires to purchase RAS's interest in certain real estate leases, improvements, fixtures and personal property located at the Airports and to provide fuel and line services at the Airports; and

         WHEREAS, RAS desires to sell the foregoing assets to Mercury.

         NOW, THEREFORE, for and in receipt of good and valuable consideration, including the mutual covenants, promises and agreements of the parties hereinafter contained, it is agreed as follows:

                          I.    ACQUISITION OF ASSETS

         A. Subject to the provisions contained in this Agreement, RAS agrees to sell and assign to Mercury and Mercury agrees to purchase and acquire all right, title and interest of RAS in, to and under (1) the Lease Agreements and any amendments thereto between RAS and the respective lessors at the Airports (collectively the "Leases" as identified in Exhibit "A"), (2) subleases between RAS and third persons at the Airports (collectively the "Subleases" as identified in Exhibit "D") and (3) all obligations, rights and interests of RAS in, to and under the contracts (collectively the "Continuing Contracts" as identified in Exhibit "E"). Exhibits D and E will be provided within ten (10) working days after execution of this Agreement.

         B. Subject to the provisions contained in this Agreement, RAS agrees to sell, transfer, assign and convey and Mercury agrees to purchase and acquire all right, title and interest of RAS in and to the specific assets (identified in Exhibit "B") utilized in RAS fuel and line service businesses (the "Asset Related Activities") at the Airports, excluding assets utilized, sold or otherwise depleted in the normal course of RAS's business prior to the Closing Date and including any similar assets acquired in the normal course of business subsequent to the execution of this Agreement and prior to the Closing Date (collectively the "Assets"). Mercury would not acquire an interest in any of the RAS assets specifically identified on Exhibit "C" (collectively, the "Excluded Assets"). The Assets, Leases, Subleases and Continuing Contracts are sometimes referred to herein collectively as the "Purchased Assets".

                        II.   ASSUMPTION OF LIABILITIES

         A. Mercury assumes all liabilities accruing after the Closing Date which arise under the Leases, Subleases and Continuing Contracts (collectively, hereinafter the "Transferred Contracts") as follows:

                 1. Mercury agrees to assume all obligations and amounts accruing after the Closing Date under the Subleases and Continuing Contracts listed and described on Exhibits D and E provided, however, that Mercury shall not assume any obligation or liability required by the terms of such Subleases or Continuing Contracts to be discharged prior to the Closing, arising out of a breach or default by RAS under such Subleases or Continuing Contracts prior to the Closing or arising as a result of the Closing except such of those obligations Mercury specifically agrees to assume; and

                 2. Mercury agrees to assume all obligations and amounts accruing after the Closing Date under the Leases with the respective Lessors at the Airports; provided, however, that Mercury shall not assume any obligation or liability required by the terms of such Leases to be discharged prior to the Closing, arising out of a breach or default by RAS under such Leases prior to the Closing or arising as a result of the Closing except such of those obligations Mercury specifically agrees to assume.

         B. Mercury shall not assume or otherwise be liable for the payment, performance or discharge of any debt, liability or obligation, whether known, unknown, contingent or otherwise, of RAS or otherwise affecting the Purchased Assets, except as expressly set forth herein. Without limiting the generality of the foregoing, Mercury expressly does not assume or agree to pay or perform any obligations, duties, responsibilities or liabilities of RAS that now exist or may arise in the future with respect to matters occurring prior to the Closing: (1) to employees or former employees of RAS, to any of their beneficiaries, heirs or assignees or the Pension Benefit Guaranty Corporation or any similar organization, arising out of: (a) such employees' or former employees' employment by RAS (including obligations with respect to employee salaries); (b) such employees' or former employees' participation in employee benefit plans of RAS (including obligations, duties, responsibilities or liabilities arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (c) the transactions contemplated by this Agreement; (d) the Congressional Omnibus Budget Reconciliation Act or "COBRA"; or (e) any other labor relations laws; (2) as a result of income, profit, franchise, sales, real or personal property tax laws or other similar tax laws; (3) as a result of claims under express or implied warranty or for personal injuries, property damage or actual or consequential or punitive damages relating to products or services sold by RAS or otherwise arising out of an action taken or omitted by RAS or any of its officers, directors, employees, affiliates or agents taken or omitted; or (4) under any statute, rule or regulation, including, but not limited to, civil rights, health, safety, labor, discrimination and environmental regulations and rules.

                             III.    PURCHASE PRICE

         The purchase price ("Purchase Price") to be paid to RAS for the Purchased Assets shall be calculated as set forth in Article III., Subsection A, and shall be payable to RAS by Mercury as set forth in Article III., Subsections B. and C.:

         A. Mercury shall pay RAS, on the Closing Date, the sum of Nine Million U.S. Dollars ($9,000,000) for the Purchased Assets;

                                     PLUS:

         1. The value, on the Closing Date, of aviation fuel inventory that RAS has at the Airports ("Fuel"). The value of such

Fuel shall be determined separately for each Airport and shall be the Fuel supplier's per gallon price set forth in such supplier's last invoice to RAS for the relevant Airport immediately prior to the Closing Date, plus taxes and applicable Airport flowage fees paid or owed by RAS upon delivery of said fuel into storage, times the number of gallons of Fuel for the relevant Airport;

                 2. The value, on the Closing Date, of oil owned by RAS at the Airports. The value of such oil shall be determined separately for each Airport and shall be the supplier's per unit price set forth in such supplier's last invoice to RAS for the relevant Airport immediately prior to the Closing Date, times the number of units of oil for the relevant Airport;

                 3. A prorated amount equal to the rent prepaid by RAS under the Leases at the Airports which rent applies to periods after the Closing Date;

                                     MINUS

                 4. A prorated amount equal to the personal and real property taxes assessed against the Leases and Purchased Assets at the Airports for periods before the Closing Date;

                 5. A prorated amount equal to all rent prepaid to RAS by its tenants under subleases and any amounts prepaid to RAS by virtue of other contracts assumed by Mercury with respect to periods, services to be rendered, or goods to be provided after the Closing Date;

                 6. An amount equal to all cash security deposits held by RAS in connection with subleases of the Leases at the Airports;

                 7. An amount equal to one-half of all recording, escrow and other closing costs. Mercury agrees to pay for any title insurance it obtains.

As of the Closing Date, RAS shall prepare a schedule reflecting the calculation of the Purchase Price adjustments set forth in Article III, Subsection A, Clauses 1 through 7 (the "Purchase Price Adjustment Schedule" as identified in Exhibit "G").

         B. The Purchase Price shall be paid to RAS in the form of a cash payment in the amount of Four Million Three Hundred Fifty Thousand Dollars ($4,350,000.00) at the Closing Date ("Cash

Payment"). The Cash Payment shall be paid by Mercury to RAS by wire transfer to the financial institution of RAS's choice or by cashier's check payable at the location of RAS's choice on the Closing Date.

         C. The balance of the Purchase Price remaining after the payment of the Cash Payment ("Unpaid Balance") shall be paid to RAS in the form of a promissory note ("Note") executed by Mercury and with terms and conditions acceptable to RAS. Interest shall accrue on the Unpaid Balance at an annual rate equal to the rate from time to time announced by the Bank of America (New York, N.Y.) as its prime rate of interest (hereinafter "Prime Rate"), calculated on the basis of a 360-day year, and payable in equal quarterly installments of principal plus interest over a period of thirty-two (32) calendar quarters. Such rate shall be adjusted on the first business day of each calendar quarter (i.e, January 1, April 1, July 1 and October 1) to reflect any increase or decrease in the Prime Rate as of that date. All payments of principal and interest under the Note shall be due and payable to RAS on or before the first day of each quarter, commencing the first day of the first quarter immediately following the Closing Date and shall be first applied toward the payment of any interest then accrued.

         The Note shall be executed by Mercury and shall be secured by mortgages on the leasehold interests covered by the Leases in form or substance acceptable to RAS ("Financing Documents") which are necessary to provide a first priority lien or other encumbrances in favor of RAS on all of the Leases, fixtures and improvements located thereon. The Purchased Assets in which RAS shall be given a first priority lien or other encumbrance are hereinafter referred to as the "Collateral". Mercury agrees that following and during the continuance of an Event of Default, reference Article XIII, and at RAS's option, RAS may exercise the conditional assignment of the Leases and all subleases and rents related to such Leases to RAS. The terms and conditions contained in the Note and Financing Documents shall include without limitation, an insurance provision wherein Mercury shall (i) insure the Collateral in an amount not less than the Note obligation, (ii) obtain liability insurance and
(iii) name RAS as an additional insured until payment of the Note. The Financing Documents shall contain other terms and conditions satisfactory to RAS and approved by Mercury prior to the Closing Date.

         D. Mercury and RAS agree that the Purchase Price hereunder shall be agreed upon prior to closing and allocated as set forth on

Exhibit H and further agree to report the sale of the Purchased Assets for all federal and state tax purposes in accordance with such agreed upon allocation. Mercury shall provide a draft of Exhibit H to RAS no less than five (5) working days prior to Closing.

                          IV.   CONDITIONS TO CLOSING

         A. The obligations of RAS under this Agreement are subject to the satisfaction of RAS, on or before the Closing Date, of each of the following conditions:

                 1. The representations and warranties of Mercury contained herein shall be true in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date.

                 2. Mercury shall have duly performed and complied with all agreements and conditions required herein to be performed or satisfied by Mercury on or before the Closing Date.

                 3. RAS shall have received the items required to be delivered to RAS at the Closing pursuant to Article V and Mercury shall have otherwise complied with the terms and conditions set forth in Article V.

                 4. RAS's Board of Directors shall have approved this Agreement and the transactions contemplated hereby and RAS shall have received from Mercury a legal opinion by in-house counsel that all necessary corporate action on the part of Mercury has been taken to authorize this Agreement and the transactions contemplated hereby.

         B. The obligations of Mercury under this Agreement are subject to the satisfaction of Mercury, on or before the Closing Date, of each of the following conditions:

                 1. The representations and warranties of RAS contained herein shall be true in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date.

                 2. RAS shall have duly performed and complied with all agreements and conditions required herein to be performed or satisfied by RAS on or before the Closing Date.

                 3. Mercury shall have received the items required to be delivered to Mercury at the Closing pursuant to Article V and RAS shall have otherwise complied with the terms and conditions set forth in Article V.

                 4. Mercury's Board of Directors shall have approved this Agreement and the transactions contemplated hereby and Mercury shall have received from RAS a legal opinion of in-house counsel that all necessary corporate action on the part of RAS and Raytheon Aircraft Company has been taken to authorize this Agreement and the transactions contemplated hereby.

                 5. Marine Midland Business Loans, Inc. shall have given its written and unconditional consent to the transactions contemplated by this Agreement no later than fifteen (15) working days after RAS provides Exhibits D, E, and F as well as the items referenced in Article VIII to Mercury.

                 6. There shall have been no damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Purchased Assets or the Asset Related Activities.

                 7. Mercury shall have negotiated acceptable leases with Phillips Petroleum for fuel trucks. RAS shall utilize its best efforts to assist Mercury with the negotiation of fuel truck leases with Phillips Petroleum.

                 8. Mercury shall have completed its environmental due diligence, including, without limitation, the preparation by a consultant(s) selected by Mercury and RAS of an environmental report(s) with respect to the real property subject to the Leases after soil sampling and such other tests as the parties shall require, and Mercury shall be satisfied in its sole discretion with the results of such due diligence.

                 9. Mercury shall have completed its accounting, financial, legal, operational and business due diligence with results acceptable to Mercury in its sole discretion. Said due diligence shall be completed no later than ten (10) working days after RAS provides Exhibits D, E, and F as well as the items referenced in Article VIII to Mercury.

                 10. Each of the relevant governmental bodies having authority with respect to the Airports (the "Airport Authorities") shall have consented in a writing in form and substance reasonably acceptable to Mercury to the assignment of the Leases and the Financing Documents; each of the Airport Authorities shall have executed and delivered to Mercury an estoppel certificate in form and substance reasonably acceptable to Mercury confirming that the Leases are in full force and effect, that RAS has not failed to pay amounts due under the Leases, that RAS is not in default under the Leases, that there are no accrued but unpaid liabilities under the Leases and such other matters as Mercury shall reasonably request. In addition, each of the Airport Authorities shall have approved operating permits so that Mercury is authorized to operate on each of the relevant Airports.

         In the event each of the Airport Authorities has not consented to the assignment for the relevant Airport, the parties agree to use their best efforts to negotiate a mutually acceptable agreement relating to these Airports.

         C. In the event, notwithstanding the best efforts required above, the conditions contained in this Article are not satisfied prior to the Closing Date or an earlier date specified herein, then, unless otherwise agreed in writing by mercury and RAS, this Agreement shall terminate and be of no further force or effect. Upon such termination, neither party hereto shall have any obligation to the other than with respect to breaches of this Agreement occurring prior to the date of such termination.

                                  V.  CLOSING

         A. Closing of the transactions contemplated by this Agreement shall be at such place as the parties may agree upon in writing, at 9:00 a.m.
(CST) on May 15, 1996 or as otherwise agreed to by the parties in writing ("Closing Date").

         B.      On the Closing Date, Mercury shall provide to RAS:

                 1.       The Cash Payment.

                 2.       The Note and the Financing Documents.

                 3. A duly executed counterpart of an assignment and assumption agreement (the "Assignment Agreement") pursuant to which

RAS shall assign to Mercury, and Mercury shall assume, all rights and obligations, pursuant to the Leases, Subleases and the Continuing Contracts in accordance with the terms of this Agreement.

                 4. A sublease for the space at the Addison, Texas Airport currently occupied by RAS's service department pursuant to which RAS will continue to operate its service, avionics and parts departments at such Airport through December 31, 1997 (the "Addison Sublease") , in form and substance acceptable to RAS.

         C.      On the Closing Date, RAS shall provide to Mercury:

                 1. Such assignments, bills of sale, lease assignments (if available), assumption agreements and other documents containing terms and provisions of this Agreement as the parties deem necessary and appropriate to transfer, assign and convey the Purchased Assets.

                 2.       A duly executed counterpart of the Assignment
Agreement.

                 3. Certificates of title duly executed for transfer (i) to any vehicles for which title is certificated comprising a part of the Purchased Assets, and (ii) to any other of the Purchased Assets for which any other governmental agency maintains a similar registry of title.

                 4.       Complete and detailed schedules listing all Purchased
Assets.

                 5. The Addison Sublease in form and substance acceptable to Mercury.

         D. The Closing Date may be extended upon the mutual written consent of the parties hereto.

                           VI.   CONDITION OF ASSETS

         A. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN WRITING IN THIS AGREEMENT, THE PURCHASED ASSETS ARE SOLD "AS IS AND WITH ALL FAULTS" AND RAS HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WHATSOEVER, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE SUITABILITY. DURABILITY, DESIGN, FITNESS

FOR USE AND/OR MERCHANTABILITY OF THE PURCHASED ASSETS, OR ANY PART THEREOF, FOR THE PURPOSE AND USE OF MERCURY, OR OTHERWISE.

                             VII. INDEMNIFICATIONS

         A. Mercury shall defend, hold harmless and indemnify RAS and its employees, agents, successors and assigns, shareholders, officers, and directors against and in respect of any and all losses, costs, claims, demands, liabilities, damages, judgments, including, without limitation, interest, penalties, costs of defense and reasonable attorneys' fees, which arise out of, result from or relate to:

                 1. Mercury's breach of or failure to perform any of Mercury's representations, warranties, covenants or obligations set forth in this Agreement or by reason of any act or omission of Mercury after the Closing Date that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability of Mercury pursuant to this Agreement or any agreement or instrument entered into by mercury in connection herewith; and/or

                 2. any liability, indebtedness, claim or obligation or responsibility arising out of the Purchased Assets resulting from events occurring after the Closing Date; including, without limitation any liability for damage to persons or property arising from incidents which occur after the Closing Date as a consequence of the condition of the Lease premises or Purchased Assets prior to or after the Closing Date; and/or

                 3.(i) any release of a hazardous substance as defined in sections 101(22) and 101(14) of CERCLA; or

                 (ii) petroleum (including crude oil or any fraction thereof) placed into, on, from or upon the Leased Premises; or

                 (iii) any contamination of the soil or groundwater or damage to the environment or natural resources of the Leased Premises or to third party property, whether arising under CERCLA or other statutes and regulations, or common law; or

                 (iv) any toxic, explosive or otherwise dangerous material or hazardous substances which have been buried beneath, concealed within or released into, on, upon, or from the Leased Premises;

(collectively referred to hereinafter as "Damages"), to the extent such Damages were caused by the negligent or willful acts of Mercury, its contractors, subcontractors, agents, employees, licensees or permittees.

         B. RAS shall defend, hold harmless and indemnify Mercury and its employees, agents, successors and assigns, shareholders, officers, and directors against and in respect of any and all losses, costs, claims, demands, liabilities, damages, judgments, including, without limitation, interest, penalties, costs of defense and reasonable attorneys' fees, which arise out of, result from or relate to:

                 1. RAS's breach of or failure to perform any of RAS's representations, warranties, covenants or obligations set forth in this Agreement or by reason of any act or omission of RAS after the Closing Date that constitutes a breach or default under, or a failure to perform any obligation, duty, or liability of RAS pursuant to this Agreement or any agreement or instrument entered into by RAS in connection herewith; and/or

                 2. any liability, indebtedness, claim or obligation or responsibility arising out of the Purchased Assets and resulting from events occurring prior to the Closing Date and provided that such liability does not arise from any damage to person or property arising from incidents which occur after the Closing Date and which incidents arise as a consequence of the condition of the Lease premises or Purchased Assets prior to or after the Closing Date, and/or

                 3. any liability, indebtedness, claim, obligation or responsibility of RAS accruing prior to closing which is not expressly assumed by Mercury pursuant to Article II, and/or

                 4.(i) any release of a hazardous substance as defined in sections 101(22) and 101(14) of CERCLA; or

                 (ii) petroleum (including crude oil or any fraction thereof) placed into, on, from or upon the Leased Premises; or

                 (iii) any contamination of the soil or groundwater or damage to the environment or natural resources of the Leased Premises or to third party property, whether arising under CERCLA or other statutes and regulations, or common law; or

                 (iv) any toxic, explosive or otherwise dangerous material or hazardous substances which have been buried beneath, concealed within or released into, on, upon, or from the Leased Premises;

(collectively referred to hereinafter as "Damages"), to the extent such Damages were caused by the negligent or willful acts of RAS, its contractors, subcontractors, agents, employees, licensees or permittees.

         C. The provisions of this Article VII, Subsection A., Clause (3) and Article VII, Subsection B., Clause (4) shall control over any other general provision contained in this Agreement and be the exclusive provisions relating to Mercury's and RAS's obligations to indemnify, defend and hold harmless one and other with respect to Damages as defined in those subsections.

         D. The obligations and liabilities of RAS and Mercury with respect to damages resulting from the assertion of liability by one party against the other pursuant to this Article VII shall be subject to the following terms and conditions:

                 1. The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Article VII stating the nature and basis of said claims and the amounts thereof, to the extent known.

                 2. In the event any action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Article VII, the action, suit or proceeding shall, upon the written acknowledgment by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. Legal counsel employed by the indemnifying party in connection with any such action, suit or proceeding shall be approved in advance by the party to be indemnified, which approval shall not be unreasonably withheld. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense, unless (i) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by the indemnifying party in connection with the defense of such action, suit or proceeding, or, (ii) such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be a specific defense available to it which is different from or additional to those available to the indemnifying party or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained in Article VII, in which event, the indemnifying party to the extent made necessary by such defense, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party. In such case, only that portion of such fees and expenses reasonably related to matters covered by the indemnity agreements contained in Article VII hereof shall be borne by the indemnifying party. Unless the indemnified party is directing its own defense, it shall be kept fully informed of such action, suit or proceeding at all stages thereof by the indemnifying party. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books, records and files of the indemnifying party relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                 3. Neither RAS nor Mercury shall make any settlement of any claims for which indemnification is sought pursuant to this Article VII without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless such settlement involves a complete release of such claim and the party making the settlement pays all amounts necessary to settle such claim and releases all rights against the other party with respect to such claim (whether for indemnification or otherwise).

                 VIII.   REPRESENTATIONS AND WARRANTIES BY RAS

         Except as set forth on the RAS Schedule of Exceptions attached hereto as Exhibit F, RAS represents and warrants to Mercury at time of closing as follows:

         A. RAS is a corporation duly organized and validly existing under the laws of the State of Kansas and is qualified to do business under the laws of each of the states where the Airports are located.

         B. RAS has taken, or will take prior to the Closing Date, all necessary and proper corporate action to authorize and approve this Agreement and the other documents and transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not and does not violate any provision of any judicial or governmental decree, order or judgment to which RAS is a party or by which the Purchased Assets are bound, nor conflict with or result in a breach of, or constitute a default under the Articles of Incorporation or Bylaws of RAS or any material agreement or instrument to which RAS is a party or by which it or the Purchased Assets are bound. This Agreement and the other documents to be delivered at the Closing will constitute the legal, valid and binding obligations of RAS enforceable in accordance with their terms.

         C. RAS owns and has and, following the Closing, Mercury will own and have good, indefeasible and marketable title to the Purchased Assets, whether real, personal, mixed, tangible or intangible, free and clear of restrictions on or conditions to transfer or assignment, except as specifically set forth in this Agreement and the related documents and free and clear of any mortgages, deeds of trust, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, other than (i) those disclosed in Exhibit F, RAS Schedule of Exceptions, (ii) the lien of current taxes not yet due and payable, (iii) minor matters that in the aggregate are not material in amount and do not materially detract from or interfere with the present or intended use of the Purchased Assets, (iv) the requirement that the lessors approve assignment of the Leases, (v) those arising as a consequence of any liabilities of Mercury, and (vi) those required to be, but not filed of public record and which are unknown to RAS.

         D. There are no claims for brokerage commissions or finders' fees in connection with the transactions contemplated by this Agreement resulting from any action taken by RAS or its officers, directors, stockholders, employees or agents.

         E. The Transferred Contracts, as listed on Exhibits "A", "D" and "E" attached hereto, together with such additional contracts which are not being transferred as are described on Exhibit F, are all material contracts, agreements, commitments and understandings, either oral or written (including, without limitation, employment agreements, sales commission or other sales compensation agreements, leases, subleases and service contracts), to which RAS is a party which affect the Asset Related Activities at the Airports or the Purchased Assets; provided, however, that such lists do not contain references to contracts relating to the borrowing of money to the extent that the Purchased Assets will not be subject to any lien securing such borrowing as of the Closing Date and obligations under such contract will not be assumed by Mercury at the Closing. RAS has furnished to Mercury true and correct copies of all such written Transferred Contracts and true and correct summaries of all such oral agreements. All such Transferred Contracts are currently in full force and effect and constitute legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms against the parties thereto. As of the Closing Date, RAS will not have assigned its rights under the Transferred Contracts. RAS is not, and to the best of RAS's knowledge, each other party to the Transferred Contracts is not, in default under, and no events have occurred which would constitute (with the giving of notice, the passage of time or otherwise) a default by RAS or any of the other parties to such Transferred Contracts which default would have a material adverse affect on the Purchased Assets or the financial results or operations of the Asset Related Activities at the Airports. All rental charges and other amounts due to the Airport Authorities under the Leases are current. All rental charges and other amounts due to RAS under the Subleases are no later than ninety (90) days past due.

         F. There is not pending, or, to the knowledge of RAS, threatened, any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation against or affecting RAS's business operations at the Airports, the Purchased Assets or the transactions contemplated hereby which, if decided adversely, would materially adversely affect the Purchased Assets or the Asset Related Activities or the ability of RAS to transfer the Purchased Assets to Mercury in accordance with the terms and conditions of this Agreement.

         G. RAS will furnish within ten (10) working days of execution of this Agreement to Mercury: (i) true and correct copies of all of the environmental reports and audits prepared with respect to the real property subject to the Leases (the "Real Property") during the period while RAS owned and operated a fixed base business at the Airports ("RAS's Tenure"); (ii) true and correct copies of its permits to operate underground storage and fuel dispensing facilities as issued by the relevant governmental authorities; and
(iii) true and correct copies of all work orders and invoices for work performed on fuel tanks located on the Real Property during RAS's tenure. The representations and warranties contained in Section 2.3 of the Environmental Audit Agreement (as hereinafter defined) are true and correct.

         H. RAS has furnished to Mercury a true and correct list containing the names, dates of hire, salaries/hourly wages and positions for all line, general and administrative employees of RAS at the Airports. Except as disclosed on Exhibit F, RAS does not maintain or sponsor, nor is RAS required to make any contribution to, any pension, profit sharing, thrift, retirement, medical, hospitalization, vision, dental, life, disability, deferred compensation, bonus, fringe benefit, savings or other incentive, severance, insurance or other similar plan, agreement, arrangement or understanding (collectively, the "Employee Benefit Plans"). Copies of summary plan descriptions for all such Employee Benefit Plans have been provided to mercury. To the best of RAS's knowledge, there are no on-going attempts to unionize any of RAS's employees at the Airports and no such employees are represented by a union or are covered by a collective bargaining agreement.

         I. Each of the Instruments ( as hereinafter defined) is a valid and subsisting Instrument under all applicable laws, rules and regulations and is in full force and effect. There is no Instrument, individually or in the aggregate, used, held for use in or necessary for the operation of the Asset Related Activities at the Airports which is not presently held by RAS. RAS is in compliance with the terms of each Instrument. No event has occurred that, with notice or lapse of time or both, would constitute a violation or default under any instrument whereby the other party thereto would be entitled to terminate such Instrument or to assess a fine or penalty against RAS. For purposes of this Agreement, the term "Instrument" shall mean (i) certificates issued by any governmental authority relating to the operation of the Asset Related Activities at the Airports; (ii) construction permits and certificates of occupancy; (iii) federal, state, county and municipal permits, orders, variances, exemptions, approvals, consents, licenses and other authorizations; and (iv) all other approvals, permits, licenses, consents and authorizations required for the lawful ownership, construction, installation, possession and operation of the Asset Related Activities at the Airports and the Purchased Assets.

         J. The Asset Related Activities at the Airports have been and are being conducted in all respects in compliance with all applicable federal, state, or local laws, regulations, rulings or orders (including, but not limited to, any of the foregoing relating to employment discrimination, civil rights, occupational safety, handicap access and environmental protection).
RAS has not received any written governmental notice of any violation of any such law, regulation, rule or order.

         K. RAS has provided Mercury with true and correct copies of its fuel flowage and gross receipt statements as filed with the relevant Airport Authorities for the period from January 1, 1995 through December 31, 1995, reflecting the gallons of fuel sold by RAS and revenues on which RAS paid a percentage fee at the Airports during such period. Such statements accurately reflect the gallons of fuel sold and revenues earned by RAS during such period and were prepared in accordance with RAS's books and records. In addition, RAS has provided Mercury with its fuel sales records for each customer who purchased fuel in the month of March 1996 at the Airports. Such fuel sales records truly and accurately reflect the actual number of gallons sold to each customer of RAS at the Airports during such month and the actual prices charged by RAS to each customer at the Airports during each such month. RAS has provided Mercury with its current rent roll for each of the Airports reflecting the name of the respective tenants; a description of the facility rented and rent charged; and a description of the security deposit (if any) held by RAS under each Sublease.

         L. Exhibit I is a true and correct list of the three (3) largest customers of RAS at each airport by monthly revenue during the month of March 1996 after excluding service rendered and sold by RAS which are not part of the Asset Related Activities (customers identified on Exhibit I are hereinafter referred to as "Key Customers"). Exhibit I identifies for each Key Customer the types of services rendered or goods sold by RAS at each Airport during the month of March 1996 and revenue attributable to sales to such customer during each month at each Airport. To the best of RAS's knowledge, none of the Key Customers intends to terminate its contracts or leases with, cease or reduce its buying of goods or services from or request a rate reduction from RAS or has notified RAS that it will take any such action as a result of the sale of the Purchased Assets to Mercury.

         M. RAS has provided Mercury a true and correct listing of the current rental payments for the Leases.

         N. RAS is successor in interest to Beechcraft West, Hedrick Beechcraft, Inc. and United Beechcraft, Inc. Beech Holdings, Inc. is the parent company of RAS.

         O. The Purchase Price Adjustment Schedule provided at Closing will be consistent with RAS's books and records and otherwise accurate.

Each representation and warranty of RAS shall survive the Closing and the transfer of the Purchased Assets, notwithstanding any investigations made by Mercury. For purposes of this Agreement, any item which involves in excess of $20,000 in the aggregate or contract which involves the payment of in excess of $20,000 shall be deemed material; provided, however, that the definition of materiality for purposes of the asset list provided in Exhibit B shall be $5,000.

                IX.   REPRESENTATIONS AND WARRANTIES BY MERCURY

         Mercury represents and warrants to RAS as follows:

         A. Mercury is a corporation organized and validly existing under the laws of the State of New York and is qualified to do business in the State of California.

         B. Mercury has taken, or will take prior to the Closing Date, all necessary and proper corporate action to authorize and approve this Agreement and the other documents and transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not and does not violate any provision of any judicial or governmental decree, or order or judgment, to which Mercury is a party, nor conflict with or result in a breach of, or constitute a default under the Articles of Incorporation or Bylaws of Mercury or any material agreements or instrument to which Mercury is a party or by which it is bound. This Agreement and the other documents to be delivered at Closing will constitute the legal, valid and binding obligation of Mercury, enforceable in accordance with their terms.

         C. Other than a finder's fee payable to Everen Securities, Inc., there are no claims for brokerage commissions or finders' fees in connection with the transactions contemplated by this Agreement resulting from any action taken by Mercury or its officers, directors, stockholders, employees or agents. Mercury is responsible to pay said finder's fee and shall hold harmless RAS from any claims regarding the same.

Each representation and warranty of Mercury shall survive the Closing.

                             X.  PUBLIC DISCLOSURE

         The parties have agreed to jointly prepare and issue a press release regarding this Agreement and the transactions contemplated hereby to be issued as soon as practicable following the signing of this Agreement. Other than such joint release, neither party to this Agreement will make any public disclosure or publicity release pertaining to the existence of this Agreement or to the subject matter or terms and conditions contained herein without the consent of the other party. Notwithstanding the foregoing, each party shall be permitted to make such disclosures to governmental agencies as the respective party's counsel shall deem necessary to maintain compliance with and prevent violation of applicable Federal or State laws.

                       XI.   SALES, PURCHASE, OR USE TAX

         Any sales, purchase, or use tax under the laws of the states of Texas, California, Georgia and Massachusetts, or of any county, city or subdivision thereof which may be payable by reason of the sale of all or any portion of the Purchased Assets, shall be borne by Mercury, and Mercury agrees to reimburse RAS on demand for any such tax in the event such tax is assessed against RAS.

                      XII.   COVENANTS OF RAS AND MERCURY

         A. RAS agrees that from the date hereof to the Closing Date, RAS shall, except to the extent that Mercury shall otherwise give its written consent: (i) operate the Asset Related Activities at the Airports substantially as now operated and only in the ordinary course of business; (ii) maintain all Purchased Assets in customary repair, order and condition, reasonable wear and tear excepted; (iii) comply with the terms of the Transferred Contracts (including paying all amounts due through the Closing Date); (iv) not agree to amend the provisions of any of the Transferred Contracts; (v) not incur a liability or obligation outside the ordinary course of business which will affect the Asset Related Activities at the Airports or the Purchased Assets;
(vi) use its best efforts to minimize the fuel inventory on hand on the Closing Date; (vii) not dispose of the Purchased Assets outside of the ordinary course of business; and (viii) promptly advise Mercury of the occurrence of any event which would make any representation or warranty contained in this Agreement untrue or inaccurate in any material respect at any time from the date hereof through the Closing Date.

         B. RAS shall use its best efforts to cause each of the conditions to closing specified in Article VI to occur, to deliver each of the items required to be delivered by RAS pursuant to Article VI and to comply with and fulfill all of its obligations, covenants and agreements required to be performed by it prior to the Closing Date; provided, however, that the foregoing requirement shall in no way restrict RAS's Board of Directors or Raytheon Aircraft Company from properly exercising fiduciary duties or otherwise considering whether or not to approve this Agreement and the transactions contemplated hereby.

         C. Mercury shall use its best efforts to cause each of the conditions to closing specified in Article V to occur, to deliver each of the items required to be delivered by Mercury pursuant to Article VI and to comply with and fulfill all of its obligations, covenants and agreements required to be performed by it prior to the Closing Date; provided, however, that the foregoing requirement shall in no way restrict Mercury's Board of Directors from properly exercising its fiduciary duties in considering whether or not to approve this Agreement and the transactions contemplated hereby.

         D. RAS agrees that from the date of this Agreement through the completion of Mercury's due diligence ten working days after RAS provides Exhibits D, E, and F as well as the items referenced in Article VIII, Mercury through its employees, representatives and agents shall be given reasonable access, during regular business hours, to the books, records, properties, assets and employees of the Asset Related Activities at the Airports in order to make such investigations as Mercury deems necessary or advisable.

         E. For a period ending five (5) years after the Closing Date, RAS shall not directly or indirectly (individually or for, with or through any other person, corporation or entity) compete with the Asset Related Activities at the Airports. Notwithstanding the foregoing, RAS shall be entitled to engage in aviation service businesses without restriction at locations other than the Airports.

         F. During the term of this Agreement, RAS will not solicit, initiate or encourage any acquisition proposal with respect to the Asset Related Activities at the Airports (an "Acquisition Proposal"). During the term of this Agreement, RAS will not enter into any agreement or contractual commitment with respect to an Acquisition Proposal, whether or not such agreement or contract is secondary and conditioned upon termination of this Agreement.

         G. As of the Closing Date, RAS will terminate all of its line, general and administrative employees at the Airports and will pay each employee all wages, salaries, commissions, bonuses, accrued vacations, and any other benefit or claim which is due or owing to any employee at the time of closing. RAS agrees that prior to the Closing Date it will allow Mercury to take applications on any current line, general and administrative RAS employees at the Airports, and to interview any of these RAS employees for prospective employment in Mercury's organization after closing. Mercury agrees that it will employ all of RAS's line, general, and administrative employees for a minimum period of six months subject to Mercury's right to terminate any such employee for cause in a manner consistent with Mercury's practices in its other operations. These employees will be paid at date of hire the same rate of pay the employee was receiving prior to termination by RAS. They will also receive credit from Mercury for their length of service with RAS for purposes of determining their annual vacation accrual; eligibility for sick leave and health/life insurance; and enrollment and vesting in the Mercury 401(k) Plan and the Mercury employee stock purchase plan in a manner consistent with the rules and regulations of Mercury's existing benefit plans.

         H. Although the parties hereto agree that the consummation of the transactions contemplated hereby should not result in an "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Act of 1988, Public Law No. 100-379 (the "WARN" Act), the parties recognize that there is a risk that claims might be asserted thereunder. Because of this risk that claims might be asserted, RAS hereby agrees to indemnify and hold harmless Mercury and its directors and officers from and against liabilities, penalties, costs and expenses (including reasonable attorney's fees), if any, imposed by the WARN Act arising out of the failure of RAS to give to its employees notice of the transactions contemplated hereby.

         I. RAS shall remove any property it owns which is not being transferred to Mercury pursuant to this Agreement and which is located on any of the Airport leaseholds which are the subject of this Agreement within seven
(7) days after the Closing Date.

                           XIII.   DEFAULT BY MERCURY

         A. Mercury Default. The parties agree that the occurrence of any of the following events after the giving of notice (if any) and the lapse of time (if any) required pursuant to Article XIII, Subsection B. shall constitute an "Event of Default":

                 1. Mercury's failure to make any timely payment required hereunder, or Mercury's failure to make any payment required under the Note and Financing Documents;

                 2. Mercury's failure to perform any promise, agreement, obligation, warranty or covenant made by it herein or in any Note, Financing Documents or any other agreement;

                 3. dissolution, termination of existence, cessation of business in all material respects, insolvency, business failure, inability to pay debts as they mature, the making of an assignment for the benefit of creditors, the commencement, by Mercury, of any proceedings under any bankruptcy or insolvency laws, or the filing against Mercury of any request or petition for liquidation, reorganization or other similar relief under any bankruptcy or insolvency laws and the failure to have such proceeding dismissed within sixty (60) days of filing;

                 4. appointment of a receiver of any material part or all of Mercury's assets, if such appointment or proceeding continues for a period of more than sixty (60) days;

                 5. Mercury entering into any transaction that is a "change of control" as defined in the Mercury Air Group, Inc. Indenture dated January 30, 1995 and which causes a "rating downgrade" as defined in the same Indenture.

                 B. The occurrence and continuance of any of the events specified in Article XIII, Subsection A., Clause (1) for a period of ten (10) days following the sending of a written notice of such event to Mercury shall constitute an "Event of Default". The occurrence and continuance of any of the events specified in Article XIII, Subsection A., Clause (2) for a period of thirty (30) days following the sending of a written notice of such event to Mercury shall constitute an "Event of Default"; provided however, that if any such event is not reasonably susceptible of cure within such thirty (30) day period, an Event of Default shall not be deemed to occur if Mercury commences a cure within such thirty (30) days period and proceeds diligently to complete such cure no later than sixty (60) days following written notice. The occurrence of any of the events specified in Article XIII, Subsection A., Clauses 3, 4 and 5 shall be deemed an "Event of Default" without notice or lapse of time.

                 Should an Event of Default occur, RAS may employ all remedies allowed by law, including, without limitation, declaring all indebtedness owed hereunder, as well as any other indebtedness or liability of Mercury owed to RAS, immediately due and payable. Additionally, RAS may require Mercury to assemble the Collateral and make it available to RAS at a place to be designated by RAS which is reasonably convenient to both parties. The requirements of the Uniform Commercial Code for reasonable notification to Mercury of the time and place of any proposed public sale of the Collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made shall be met if such notice is mailed, postage prepaid, to Mercury's address, as specified herein, at least ten (10) days before the time of the sale or disposition. After deduction of all reasonable expenses incurred in realizing on RAS's security interest, and after the payment of all payments due under this Agreement, the balance of the proceeds of sale, if any, may be applied to the payment of any or all other indebtedness which Mercury owes RAS, regardless of whether such indebtedness is due or not. Mercury shall be liable for any deficiency in its financial obligation under this Agreement after application of such proceeds. Mercury agrees to pay the reasonable attorneys' fees incurred by RAS to repossess the Collateral as well as the attorneys' fees incurred in pursuing and collecting any deficiency. At RAS's option and upon an Event of Default, RAS may elect to assume the Leases pursuant to the conditional assignment to be executed and delivered at the Closing.

                                 XIV.  RECORDS

         Title to all of RAS' records, documents, and papers of every kind and nature pertaining to the Purchased Assets sold and the Assumed Liabilities assumed hereunder shall remain in RAS (except any thereof agreed to be sold or assigned to Mercury hereunder) but any thereof which Mercury may reasonably require for use in connection with the operation of their business at the six Airports shall either be delivered to Mercury or made available to it in such manner as may best meet the respective needs of the parties. In any case, the party receiving or retaining such records shall make them available to the other during a period of five (5) years following the Closing Date.

         Mercury shall promptly forward to RAS all correspondence, mail, payments and documents received by Mercury after the Closing Date which relate to the Purchased Assets sold or Assumed Liabilities assumed hereunder occurring prior to the Closing Date.


         XV. AMENDMENTS TO REPRESENTATIONS AND WARRANTIES AND EXHIBITS

         At any time prior to Closing, RAS may amend the representations and warranties made pursuant to this Agreement, the Exhibits to this Agreement and the Environmental Audit Agreement. RAS shall submit any amendment to Mercury and Mercury shall have three (3) working days to review and either accept or reject the amendments. In the event that Mercury reject an amendment, this Agreement shall be deemed terminated by the mutual consent of the parties. RAS shall have no liability for prior representations and warranties or Exhibits after an amendment.

                               XVI. MISCELLANEOUS

         A. Any formal notice required or allowed hereunder shall be deemed sufficiently given if personally delivered or sent by certified mail (return receipt requested) or express mail carrier or telefacsimile to the party to whom said notice is to be given. Notices sent by certified mail, return receipt requested, shall be deemed to be served seventy-two (72) hours after the date said notice is postmarked to the addressee, postage prepaid. Notices sent by express mail carrier shall be deemed to have been served on the day following the day sent to the addressee subject to confirmation of delivery by the applicable express mail carrier. Notices sent by telefacsimile shall be deemed to have been served on the day sent.

         Until changed by written notice given by either party to the other, the addresses of the parties shall be as follows:

                 1.       Raytheon Aircraft Services, Inc.
                          P.O. Box 2966
                          Wichita, Kansas 67201
                          Attention:  Vice President - Finance
                          Telefacsimile: (316) 676-4906
with copies to:

                          Raytheon Aircraft Company
                          Attn:  Office of General Counsel
                          9709 East Central
                          Wichita, Kansas 67206;
                          Telefacsimile:  (316) 676-8422

                 2.       Mercury Air Group, Inc.
                          5456 McConnell Avenue
                          Los Angeles, California 90066
                          Attention:  Executive Vice President
                                      Commercial Operations
                          Telefacsimile:  (310) 827-5510

with copies to:

                          Mercury Air Group, Inc.
                          5456 McConnell Avenue
                          Los Angeles, California 90066
                          Attention:  General Counsel
                          Telefacsimile:  (310) 827-5510

or such other address as shall be furnished in writing by either party to the other.

         B. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

         C. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Kansas, and, the choice of forum for matters arising out of the Note and Documents shall be in Kansas as set forth in the Note and Financing Documents.

         D. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         E. The provisions of this Agreement shall be severable, and if any provision shall be invalid, void or unenforceable, in whole or in part, for any reason, the remaining provisions shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that a court shall determine that the restriction on competition contained in Article XII, Subsection F. is unenforceable either as to scope, duration or location or in any other respect, such court shall enforce so much of the restriction as such court shall deem enforceable.

         F. This Agreement, the Environmental Audit Agreement between RAS and Mercury of even date herewith (the "Environmental Audit Agreement") and referenced documents contain the entire agreement of the parties and supersedes any and all prior agreements between the parties, written or oral, with respect to the transactions contemplated hereby. Except as set forth in Article XV, it may not be changed or terminated orally but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

         G. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         H. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than RAS, and Mercury and their respective successors and assigns, any rights or remedies under or by reason of any term, provision, condition, undertaking, warranty, representation or agreement contained in this Agreement.

         I. The provisions, terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of RAS and/or Mercury.

         J. Whether or not the transactions contemplated by the Agreement are consummated, except as otherwise set forth herein or in the Environmental Audit Agreement, RAS and Mercury shall each pay their own fees and expenses incident to the negotiation, preparation, execution, delivery, and performance thereof, including, without limitation, the fees and expenses of their respective counsel, accountants and other experts. RAS shall pay for any title insurance obtained pursuant to the Financing Documents.

         K. In the event of a claim by either party for breach of, or failure to perform, or any inaccuracy in, any of the representations, warranties, covenants, or agreements contained in this Agreement, or in any Schedule, Exhibit, certificate, or other instrument furnished under and referring to this Agreement, then the prevailing party shall be entitled to be reimbursed for all costs, fees, and expenses incurred in connection with prosecuting or defending such claim, including reasonable attorneys' fees.

         L. In the event Mercury requires audited financial statements with respect to the Purchased Assets and the Asset Related Activities for the 1995 fiscal year ended December 31, 1995 confirming the accuracy of the representations contained in this Agreement, RAS will assist Mercury with the completion of these statements. Mercury shall pay the costs associated with this audit.

         M. The parties have agreed that the violation of the conditions contained in Article XII, Subsection E. shall cause irreparable injury to Mercury and damages which are not reasonably susceptible of measure. Accordingly, in the event of a violation of Article XII, Subsection E., Mercury shall be entitled to equitable remedies, including, without limitation, injunctive relief.

In consideration of the terms and conditions set forth herein, each party hereby approves this Agreement as of the day and year set forth below.


                                   RAYTHEON AIRCRAFT SERVICES, INC.

                                   By:   /s/ JOHN C. WILLIS
                                         ------------------------------

                                  Its:   President
                                         ------------------------------

                                 Date:   4/8/96
                                         ------------------------------

                                                     "RAS"


                                   MERCURY AIR GROUP, INC.

                                   By:   /s/ KEVIN J. WALSH
                                         ------------------------------
                                         Kevin J. Walsh

                                  Its:   Executive Vice President
                                         ------------------------------

                                 Date:   April 8, 1996
                                         ------------------------------

                                                     "Mercury"